May 5, 2003


     Reference is made to the Stock Purchase and Exchange Agreement (the "Agreement") dated May 5, 2003 between CDKnet.Com, Inc. ("Buyer"); Western Power & Equipment Corp., a Delaware corporation ("Seller") and Western Power & Equipment Corp., an Oregon corporation and wholly owned subsidiary of Seller ("WP Sub"). Capitalized terms used in this letter amendment to the Agreement shall have the meaning assigned to them in the Agreement.

     The following are additional "Conditions Precedent to the Obligation of Buyer" set forth in Section 6.1 of the Agreement:

     "(q) D & O Insurance. There shall be in force and fully paid at Closing Officers and Directors Liability Insurance covering the current officers and directors of Buyer satisfactory to Buyer and the Seller shall take all action necessary to maintain such policy for three years following Closing.

     (r) Employment Agreements. WP Sub shall have entered into an employment agreement extension acceptable to Buyer with C. Dean McLain and an employment agreement (which shall supercede the existing consulting agreement) with Robert Rubin acceptable to Buyer."

                                        WESTERN POWER & EQUIPMENT
                                        CORP. (Delaware)

                                        By:  /S/ C. DEAN MCLAIN
                                            -----------------------------
                                            Name: C. Dean McLain
                                            Title: President



                                        WESTERN POWER & EQUIPMENT
                                        CORP. (Oregon)

                                        By:  /S/ C. DEAN MCLAIN
                                            -----------------------------
                                            Name: C. Dean McLain
                                            Title: President



                                        CDKNET.COM, INC.

                                        By:  /s/ Andrew Schenker
                                            -----------------------------
                                            Name: Andrew Schenker
                                            Title: President